UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2005

CALPINE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

Commission File Number: 001-12079

I.R.S. Employer Identification Number: 77-0212977

50 West San Fernando Street
San Jose, California 95113
Telephone: (408) 995-5115
(Address of principal executive offices and telephone number)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 — Regulation FD Disclosure.

     On May 24, 2005, Calpine Corporation (the “Company”) initiated a tender offer to purchase, upon the terms and subject to the conditions set forth in the Offer to Purchase attached hereto as Exhibit 99.1, for aggregate cash consideration not to exceed $160,000,000 (or its equivalent in applicable currencies) (the “Maximum Tender Amount”), (a) all or such portion of the outstanding euro-denominated 8 3/8% Senior Notes Due 2008 and British pound-denominated 8 7/8% Senior Notes Due 2011, in each case issued by Calpine Canada Energy Finance II ULC, a Nova Scotia unlimited liability company and an indirect, wholly owned subsidiary of the Company, as are validly tendered and not withdrawn, up to the Maximum Tender Amount and (b) all or such portion of the outstanding U.S. dollar-denominated 8 1/2% Senior Notes Due 2008 issued by Calpine Canada Energy Finance ULC, a Nova Scotia unlimited liability company and an indirect, wholly owned subsidiary of the Company, as are validly issued and not withdrawn, up to the remaining Maximum Tender Amount (if any).

ITEM 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not Applicable

(b)	Pro Forma Financial Information.

Not Applicable

(c)	Exhibits.

99.1	Offer to Purchase, dated May 24, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALPINE CORPORATION
By:	/s/ Charles B. Clark, Jr.
Charles B. Clark, Jr.
Senior Vice President and Controller, Chief Accounting Officer

Date: May 24, 2005

EXHIBIT INDEX

Exhibit No.	Description
99.1	Offer to Purchase, dated May 24, 2005.